EXHIBIT 99.1

U.S. Antimony (UAMY) Announces Addition of

Joseph A. Carrabba to Its Board of Directors

THOMPSON FALLS, MT / ACCESSWIRE / February 26, 2024 / United States Antimony Corporation ("USAC"), (NYSE: UAMY) is pleased to announce the addition of Joseph A. Carrabba, age 71, as an Independent Director to its board.

Mr. Carrabba is the Retired Chairman, President and Chief Executive Officer of Cliffs Natural Resources, Inc., formerly Cleveland-Cliffs, Inc., from May 2007 to November 2013. He also previously served as Cliffs President & CEO from 2006 to 2007 and as President and Chief Operating Officer from 2005 to 2006. Prior to these executive positions, Mr. Carrabba previously served as President and Chief Operating Officer of Diavik Diamond Mines from 2003 to 2006.

Mr. Carrabba currently resides in south Florida and serves or has previously served on the boards of several other NYSE listed companies including Newmont Mining and Timken Steel, as well as several TSX listed companies, AECON and NioCorp.

Chairman of the Board of USAC, Gary C. Evans, commented on Joe Carrabba’s addition to the board of directors, “In light of the many changes occurring at U.S. Antimony, the need for an additional seasoned mining expert with significant public company experience is appropriate. Mr. Carrabba is an experienced executive in the mining sector internationally as well. We are delighted to announce today that Mr. Carrabba will fill that void and assist the board greatly in guiding the future direction of the Company.

In response to his new role on the Board of Directors of U.S. Antimony, Mr. Carrabba stated “I am delighted to join the U.S. Antimony Board as the company continues to transition its business strategy and strengthen itself for future growth.”

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico (“US Antimony”, “USAC”, the “Company”, “we”, “us”, and “our”) sell processed antimony, precious metals, and zeolite products in the U.S. and abroad. The Company processes antimony ore in the U.S. and Mexico primarily into antimony oxide, antimony metal, and antimony trisulfide at its facilities in Montana and Mexico. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.

PO Box 643

47 Cox Gulch Rd.

Thompson Falls, Montana 59873-0643

406-606-4117

E-Mail: info@usantimony.com

Source: United States Antimony Corporation